Exhibit 99.1

HOOKIPA Pharma Announces Pricing of $75.0 Million Public Offering of Common Stock and Non-Voting Convertible Preferred Stock

NEW YORK and VIENNA, Austria, March 2, 2022 –  HOOKIPA Pharma Inc. (Nasdaq: HOOK), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced the pricing of an underwritten public offering of 21,700,000 shares of its common stock and 15,800 shares of its non-voting Series A-1 convertible preferred stock (the “Offering”). The public offering price of each share of common stock is $2.00 and the public offering price of each share of non-voting Series A-1 preferred stock is $2,000 (each share of non-voting Series A-1 preferred stock is convertible into 1,000 shares of common stock). HOOKIPA has granted the underwriters a 30-day option to purchase up to an additional 5,625,000 shares of its common stock at the public offering price of the common stock, less underwriting discounts and commissions. The gross proceeds to HOOKIPA from this offering are expected to be $75.0 million, before deducting underwriting discounts and commissions and other offering expenses and excluding any exercise of the underwriters’ option to purchase additional shares. All of the securities in the Offering are to be sold by HOOKIPA. The Offering is expected to close on March 4, 2022, subject to customary closing conditions.

SVB Leerink and RBC Capital Markets are acting as joint book-running managers of the Offering.

The securities described above are being offered by HOOKIPA pursuant to a shelf registration statement on Form S-3 (No. 333-238311), including a base prospectus filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on May 27, 2020. A preliminary prospectus supplement has been filed with the SEC. A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston Massachusetts 02109, by telephone at 1-800-808-7525 ext. 6105, or by email at syndicate@svbleerink.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, that are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly-owned investigational arenaviral immunotherapeutics targeting HPV16+ cancers, prostate cancer, KRAS-mutated cancers (including colorectal, pancreatic and lung), and other undisclosed programs. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the proposed offering and the use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, uncertainties related to market conditions and the completion of the Offering on favorable terms or at all and those risks more fully discussed in the section entitled "Risk Factors" in HOOKIPA’s annual report on Form 10-K for the fiscal year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, including in connection with the Offering. Any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

For further information, please contact:

Media	Investors
Instinctif Partners	Matt Beck
Hookipa@instinctif.com	Executive Director - Investor Relations
+44 (0)20 7457 2020	matthew.beck@hookipapharma.com